Exhibit 24




                      POWER OF ATTORNEY



The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint ARTHUR M. MITCHELL and PETER K. INGERMAN, and each of them, singularly, attorneys-in-fact of the undersigned with full power to each of them to sign for and in the name of the undersigned in the capacities indicated below (a) the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934, as amended, of New Paradigm Software Corp. (the "Company") and (b) any and all amendments thereto, and to give any certification which may be required in connection therewith .



      Signature                 Title                 Date

                                                 July 1, 1996
     /s/ Daniel A.     CHAIRMAN OF THE BOARD OF
       Gordon          DIRECTORS
  Daniel A. Gordon